Exhibit 11 under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in Post-Effective Amendment Number 34 to the Registration Statement (Form N-1A No. 33-20673) and to the incorporation by therein of our reports dated June 17, 1998, with respect to the financial statements included in the Annual Reports of Vision Group of Funds, Inc. (comprising respectively, Vision U.S. Government Securities Fund, Vision New York Municipal Income Fund, Vision Mid Cap Value Fund (formerly Vision Capital Appreciation Fund), and Vision Large Cap Value Fund (formerly Vision Equity Income Fund).

/s/ Ernst & Young LLP
ERST & YOUNG LLP

Pittsburgh, Pennsylvania
March 10, 1999